UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On November 12, 2014, Fulton Financial Corporation (“Fulton Financial”) issued a press release announcing the pricing of a registered underwritten public offering of $100 million aggregate principal amount of its 4.50% Subordinated Notes due 2024 (the “Subordinated Notes”). The Subordinated Notes, which will not be redeemable prior to their maturity, are intended to qualify as Tier 2 capital for regulatory purposes. The offering is expected to close on November 17, 2014, subject to the satisfaction of customary closing conditions.

Jefferies LLC is the sole book-running manager for the offering, and Sandler O’Neill + Partners, L.P. is acting as a co-manager.

A copy of the press release is attach hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Item 7.01.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of Fulton Financial, dated November 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation

Date: November 12, 2014	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press release of Fulton Financial, dated November 12, 2014.

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